Exhibit 99.1

[GoAmerica letterhead]

CONTACT:

Investor Relations
GoAmerica
Voice: 201-996-1717
investors@goamerica.com


         FORMER QUALCOMM EXECUTIVE JOINS GOAMERICA(R) BOARD OF DIRECTORS

HACKENSACK, NJ, September 12, 2006 -- GoAmerica, Inc. (NASDAQ: GOAM), a leading provider of online and wireless telecommunications relay services (TRS), today announced the appointment of Jan Dehesh to its Board of Directors.

Ms. Dehesh, a 17-year veteran of QUALCOMM, currently runs her own wireless/telecommunications consulting firm, Dehesh International. From 1987 to 2004, she served in several executive roles at QUALCOMM. Most recently, as a Vice President of Business Development, Ms. Dehesh developed and implemented marketing programs to accelerate the adoption of QUALCOMM's Code Division Multiple Access (CDMA) products and services through strategic partnerships on a worldwide basis. Previously, Ms. Dehesh served as Vice President of Information Technology at QUALCOMM and helped create the company's worldwide telecommunications and computing infrastructure.

"Jan's experience and involvement within the wireless and technology industries will be a great resource to the Company as we continue to develop text- and video-based products that are optimized for wired and wireless broadband networks," said Aaron Dobrinsky, Chairman of GoAmerica.

"The services being developed at GoAmerica, along with their commitment to consumers who are Deaf or hard-of-hearing, have really captured my attention," said Jan Dehesh. "The ability to communicate on-the-go is important to everyone and I look forward to being a resource for the Company while serving the shareholders through this position on the Board."

The Company also announced the retirement of Mark Kristoff from its Board as of September 12, 2006. Mr. Kristoff joined the Company's Board shortly after its founding, and the Board expresses its appreciation for his dedicated service during the past 10 years.
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About GoAmerica

GoAmerica provides a wide range of wireless, relay and prepaid communications services, customized for people who are deaf, hard-of-hearing or speech impaired. The Company's vision is to improve the quality of life of its customers by being their premier provider of innovative communication services. For more information on the Company or its services, visit http://www.goamerica.com or contact GoAmerica directly at TTY 201-527-1520, voice 201-996-1717 or via Internet relay by visiting http://www.i711.com.

Safe Harbor

The statements contained in this news release that are not based on historical fact are "forward-looking statements" that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect", "estimate", "anticipate", "continue", or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to those of GoAmerica including: (i) our limited operating history; (ii) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (iii) our dependence on wireless carrier networks; (iv) our ability to respond to increased competition in the wireless data industry; (v) our ability to integrate acquired businesses and technologies; (vi) our ability to generate revenue growth; (vii) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; (viii) difficulties inherent in predicting the outcome of regulatory processes; and (ix) our limited experience in offering prepaid calling cards. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. GoAmerica is not obligated to update and does not undertake to update any of its forward looking statements made in this press release. Each reference in this news release to "GoAmerica", the "Company" or "We", or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. "GoAmerica" and "i711" are registered trademarks of GoAmerica. "i711.com", "i711 Wireless", "ClickRelay" and "Clear Mobile" are trademarks, and "Relay and Beyond" is a service mark of GoAmerica. Other names may be trademarks of their respective owners.